                                                                   EXHIBIT 99.1


                        WELLS REAL ESTATE FUND XI, L.P.

           SUPPLEMENT NO. 3 DATED AUGUST 12, 1998 TO THE PROSPECTUS
                            DATED DECEMBER 31, 1997


  This document supplements, and should be read in conjunction with, the Prospectus of Wells Real Estate Fund XI, L.P. dated December 31, 1997, as supplemented and amended by Supplement No. 1 dated April 1, 1998 and Supplement No. 2 dated June 30, 1998 (collectively, the "Prospectus"). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as set forth in the Prospectus.

  The purpose of this Supplement is to describe the following:

  (i) The status of the offering of units of limited partnership interest (the "Units") in Wells Real Estate Fund XI, L.P. (the "Partnership");

  (ii) The contribution of the Iomega Building located in Ogden, Weber County, Utah by Wells Real Estate Fund X, L.P. ("Wells Fund X") to the Fund IX,
Fund X, Fund XI and REIT Joint Venture (the "IX-X-XI-REIT Joint Venture");

  (iii) The Joint Venture Agreements entered into between Wells Development Corporation ("Wells Development") and Wells Operating Partnership, L.P. ("Wells OP") and the Joint Venture between the Partnership and Wells Fund X (the "Fund X-XI Joint Venture");

  (iv)   The contracts between the Fund X-XI Joint Venture and Wells
Development;

  (v) The acquisition of the Fairchild Building located in Fremont, Alameda County, California;

  (vi) The acquisition of the Cort Furniture Building located in Fountain Valley, Orange County, California;

  (vii) Revisions to the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section of the Prospectus; and

  (viii) Inclusion of Audited and Pro Forma Financial Statements as described in the "Financial Statements" section of this Supplement.

STATUS OF THE OFFERING

  Pursuant to the Prospectus, the offering of Units in the Partnership commenced on December 31, 1997. The Partnership commenced operations on March 3, 1998, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 Units). As of August 10, 1998, the Partnership had raised a total of $8,283,613 in offering proceeds (828,361 Units), comprised of $6,669,723 raised from the sale of Class A Status Units (666,972 Class A Status Units) and $1,613,890 raised from the sale of Class B Status Units (161,389 Class B Status Units).

THE IOMEGA BUILDING

  Contribution of the Iomega Building.  On July 1, 1998, Wells Fund X
  -----------------------------------
contributed a single-story warehouse and office building with 108,000 rentable square feet (the "Iomega Building") to the IX-X-XI-REIT Joint Venture as a capital contribution. Wells Fund X was credited with making a capital contribution to the IX-X-XI-REIT Joint Venture in the amount of $5,050,425, which represents the purchase price of $5,025,000 plus $25,425 in closing costs originally paid by Wells Fund X for the Iomega Building on April 1, 1998.
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  As of August 1, 1998, Wells Fund X had made total capital contributions to the
IX-X-XI-REIT Joint Venture of $18,410,965 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 49.9%; Wells Real Estate Fund IX, L.P. had made total capital contributions to the IX-X-XI-REIT Joint Venture of $14,571,686 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 39.5%; Wells OP had made total capital contributions to the IX-X-XI-REIT Joint Venture of $1,421,466 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 3.9%; and the Partnership had made total capital contributions to the IX-X-XI-REIT Joint Venture of $2,482,810 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 6.7%.

  Description of the Building and Site.  The exterior of the Iomega Building is
  ------------------------------------
constructed of concrete tilt-up wall panels approximately 23 feet in height in the warehouse area with windows along the west and north sides of the building. The office portion of the Iomega Building on the north side is constructed of masonry block. Construction of the Iomega Building was completed in 1989. In 1997, the current tenant, Iomega Corporation, completed construction of a 16,000 square foot two-level office space addition inside the warehouse area on the west side of the Iomega Building. The Iomega Building contains an asphaltic concrete paved parking lot with 286 parking spaces. A railroad spur provides access to two rail docks on the east side of the Iomega Building. Access to the Iomega Building is controlled by on-site security guards. The IX-X-XI-REIT Joint Venture has no current plans to further develop, improve or renovate the Iomega Building.

  The Iomega Building is located at 2976 South Commerce Way in the Ogden Commercial and Industrial Park (the "Ogden Commercial Park") in Ogden City, Utah. The site is an 8.03 acre tract of land located in an area containing primarily light manufacturing and warehousing buildings. The Iomega Building is one of the largest and most modern warehouse and office buildings in the Ogden Commercial Park. Although the Ogden Commercial Park is a well established industrial park, there are vacant land parcels immediately adjacent to the Iomega Building on the north, west and south sides.

  The Ogden Commercial Park is located one mile north of Roy City, one mile northwest of Riverdale City and three miles southwest of the Ogden central business district. Interstate 15, a major north-south freeway through the state, and Interstate 84, a major east-west freeway through Weber County, are within one mile of the site.

  Description of Iomega Lease.  The entire Iomega Building is currently under a
  ---------------------------
net Lease Agreement dated April 9, 1996 (the "Iomega Lease") with Iomega Corporation ("Iomega"). Wells Fund X assigned its rights under the Iomega Lease to the IX-X-XI REIT Joint Venture in connection with the contribution of the Iomega Building on July 1, 1998. The Iomega Lease has a ten year lease term which commenced on August 1, 1996 and expires on July 31, 2006. The Iomega Lease contains no extension provisions. Iomega's world headquarters are located within one mile of the Iomega Building. In the event that Iomega vacates the Iomega Building at the expiration of its current lease term, the IX-X-XI-REIT Joint Venture would be required to find one or more new suitable tenants for the Iomega Building at the then prevailing market rental rates.

  Iomega, a New York Stock Exchange company, is a manufacturer of computer storage devices used by individuals, businesses, government and educational institutions, including "Zip" drives and disks, "Jaz" one gigabyte drives and disks, and tape backup drives and cartridges. Iomega reported total sales of in excess of $1.7 billion, net income of in excess of $115 million and a net worth of in excess of $400 million for its fiscal year ended December 31, 1997.

  The monthly base rent payable under the Iomega Lease is $40,000 through November 12, 1999. Beginning on the 40th and 80th months of the lease term, the monthly base rent payable under the Iomega Lease will be increased to reflect an amount equal to 100% of the increase in the Consumer Price Index (as defined in the Iomega Lease) during the preceding 40 months; provided however, that in no event shall the base rent be increased with respect to any one year by more than 6% or by less than 3% per annum, compounded annually, on a cumulative basis from the beginning of the lease term. Under the Iomega Lease, Iomega is responsible for all utilities, taxes, insurance and other operating costs with respect to the Iomega Building during the term of the lease. Currently,

                                      -2-
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the estimated annual real estate taxes on the Iomega Building are $56,280. The
Joint Venture, as landlord, is responsible for maintenance of the structural soundness of the roof, foundation and exterior walls of the Iomega Building, reasonable wear and tear and uninsured losses and damages caused by Iomega excluded.

  Iomega has used all of its $500,000 tenant improvement allowance provided under the Iomega Lease for the construction of the 16,000 square foot two-level office space addition described above and the addition of an additional parking lot outside the south entrance of the Iomega Building.

  Under the terms of the Iomega Lease, the IX-X-XI-REIT Joint Venture is responsible for carrying and maintaining all risk liability insurance covering the full replacement cost of the Iomega Building. Iomega is responsible for carrying and maintaining all risk property insurance covering the full replacement cost of all property and improvements installed or placed on the premises by Iomega; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 for property damage, personal injuries or deaths occurring in or about the premises. The cost of the insurance paid by the landlord is billed on a monthly basis to the tenant at a rate of $334. Management believes that the Iomega Building is adequately insured against loss for property damage, personal injury and deaths of persons in or about the premises.

THE JOINT VENTURES

  The Fremont Joint Venture.  In July 1998, Wells OP, a Delaware limited
  -------------------------
partnership organized to own and operate properties on behalf of Wells Real Estate Investment Trust, Inc. (the "Wells REIT"), entered into a Joint Venture Agreement known as Wells/Fremont Associates (the "Fremont Joint Venture") with Wells Development. The purpose of the Fremont Joint Venture is the acquisition, ownership, leasing, operation, sale and management of real properties, including, but not limited to, that certain office building containing 58,424 rentable square feet located in Fremont, Alameda County, California (the "Fairchild Building").

  Wells Development had previously entered into that certain Agreement for the Purchase and Sale of Property dated June 8, 1998 with Rose Ventures V, Inc., a California corporation, and Thomas G. Haury and Carleen S. Haury to acquire the Fairchild Building (the "Fairchild Contract"). Prior to the closing of the Fairchild Building, Wells Development assigned its rights to the Fairchild Contract to the Fremont Joint Venture, and on July 21, 1998, the Fremont Joint Venture acquired the Fairchild Building pursuant to the Fairchild Contract.

  The Cort Joint Venture.  In July 1998, Wells OP entered into another Joint
  ----------------------
Venture Agreement with Wells Development known as Wells/Orange County Associates (the "Cort Joint Venture") for the purpose of the acquisition, ownership, leasing, operation, sale and management of real properties, including, but not limited to, that certain office building containing 52,000 rentable square feet located in Fountain Valley, Orange County, California (the "Cort Furniture Building").

  Wells Development had previously entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated June 12, 1998 with Spencer Fountain Valley Holdings, Inc., a California corporation ("Spencer"), to acquire the Cort Furniture Building (the "Cort Contract"). Prior to the closing of the Cort Furniture Building, Wells Development assigned its rights to the Cort Contract to the Cort Joint Venture, and on July 31, 1998, the Cort Joint Venture acquired the Cort Furniture Building pursuant to the Cort Contract.

  The Fund X-XI Joint Venture.  In July 1998, the Partnership entered into a
  ---------------------------
Joint Venture Agreement with Wells Fund X known as Fund X and Fund XI Associates (the "Fund X-XI Joint Venture") for the purpose of the acquisition, ownership, leasing, operation, sale and management of real properties, and interests in real properties, including, but not limited to, the acquisition of equity interests in the Fremont Joint Venture and the Cort Joint Venture (as described below).

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  Wells OP is acting as the initial Administrative Venturer of both the Fremont
Joint Venture and the Cort Joint Venture and, as such, is responsible for establishing policies and operating procedures with respect to the business and affairs of each of these joint ventures. However, approval of each of Wells OP and ultimately the Fund X-XI Joint Venture will be required for any major decision or any action which materially affects the Fremont Joint Venture or the Cort Joint Venture or its real property investments.

CONTRACTS TO ACQUIRE JOINT VENTURE INTERESTS

  Acquisition of the Fremont Joint Venture Interest.  On July 17, 1998, the Fund
  -------------------------------------------------
X-XI Joint Venture entered into an Agreement for the Purchase and Sale of Joint Venture Interest (the "Fremont JV Contract") with Wells Development. Pursuant to the Fremont JV Contract, the Fund X-XI Joint Venture contracted to acquire Wells Development's interest in the Fremont Joint Venture (the "Fremont JV Interest") which, at closing, will result in the Fund X-XI Joint Venture becoming a joint venture partner with Wells OP in the ownership of the Fairchild Building. Wells Fund X, Wells OP and Wells Development are all Affiliates of the Partnership and the General Partners.

  At the time of entering into the Fremont JV Contract, the Fund X-XI Joint Venture delivered $2,000,000 to Wells Development as an earnest money deposit (the "Fremont Earnest Money"). The Partnership contributed $1,000,000 of the Fremont Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 21, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%; and Wells Fund X contributed $1,000,000 of the Fremont Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 21, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%. Wells Development contributed the Fremont Earnest Money it received from the Fund X-XI Joint Venture to the Fremont Joint Venture as its initial capital contribution of $2,000,000, and Wells OP simultaneously contributed $995,480 to the Fremont Joint Venture as its initial capital contribution.

  The obligation of the Fund X-XI Joint Venture to purchase the Fremont JV Interest under the Fremont JV Contract is specifically conditioned upon the following items: (i) the Fremont Joint Venture shall have paid off the Fairchild Loan (described below) in full prior to the closing of the Fremont JV Interest and the Fremont Joint Venture shall own title to the Fairchild Building debt free at closing; (ii) the Fund X-XI Joint Venture shall have available to it at the date of closing sufficient funds raised by the Partnership and Wells Fund X from net offering proceeds available for investment in properties to fully fund the remainder of the purchase price of the Fremont JV Interest; (iii) Wells Development shall have complied with all of the representations and warranties set forth in the Fremont JV Contract including (a) that, at the closing of the Fremont JV Interest, the Fremont Joint Venture shall be the owner of good and marketable fee simple record title to the Fairchild Building subject only to certain permitted encumbrances, (b) that there are no actions, suits or proceedings pending, or to the best of Wells Development's knowledge, threatened by any organization, person, individual or governmental agency against Wells Development which would impair its ability to convey the Fremont JV Interest pursuant to the Fremont JV Contract or against the Fairchild Building, (c) that no person or entity has any right or option to acquire the Fremont JV Interest which will have any force or effect after the execution of the Fremont JV Contract, other than the Fund X-XI Joint Venture, and (d) that Wells Development owns the Fremont JV Interest free and clear of all liens, claims, pledges, options, adverse claims and charges of any nature whatsoever; (iv) the Fund X-XI Joint Venture shall receive evidence reasonably satisfactory to it that the land encompassing the Fairchild Building is free of Hazardous Materials; (v) the Fund X-XI Joint Venture shall receive evidence that Fairchild Technologies, USA, Inc. continues to occupy the Fairchild Building as a tenant pursuant to the Fairchild Lease (as described below) paying rent on a current basis and that neither the landlord nor the tenant is in default under the Fairchild Lease; and (vi) the Fund X-XI Joint Venture shall have received any necessary consents for the admission of the Fund X-XI Joint Venture as a joint venture partner in the
Fremont Joint Venture.   In the event that any of the foregoing conditions are
not met on or prior to the date of closing of the Fremont JV Interest, the Fund X-XI Joint Venture has the right to terminate the Fremont JV Contract, in which event, it would be entitled to a refund of all of the Fremont Earnest Money, except $25.00. The obligation of Wells Development to refund the earnest money deposit

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is an unsecured obligation of Wells Development, however, and since Wells
Development is thinly capitalized with no substantial assets, it is unlikely that Wells Development would have adequate assets available with which to refund such earnest money deposit. Although Wells Development's obligation to refund the Fremont Earnest Money under the Fremont JV Contract has been guaranteed by Wells Management Company, Inc., an Affiliated entity ("Wells Management"), Wells Management has no substantial assets other than contracts for property management and leasing services pursuant to which it is entitled to receive property management fees on a monthly basis. Accordingly, there are no assurances that either Wells Development or Wells Management would be able to refund the entire amount of the Fremont Earnest Money to the Fund X-XI Joint Venture upon the termination of the Fremont JV Contract by the Fund X-XI Joint Venture. (See "RISK FACTORS - Risks Relating to Acquisition of Properties from Wells Development Corporation" contained in the Prospectus.)

  Acquisition of the Cort JV Interest.  On July 30, 1998, the Fund X-XI Joint
  -----------------------------------
Venture entered into another Agreement for the Purchase and Sale of Joint Venture Interest (the "Cort JV Contract") with Wells Development. Pursuant to the Cort JV Contract, the Fund X-XI Joint Venture contracted to acquire Wells Development's interest in the Cort Joint Venture (the "Cort JV Interest") which, at closing, will result in the Fund X-XI Joint Venture becoming a joint venture partner with Wells OP in the ownership of the Cort Furniture Building.

  At the time of entering into the Cort JV Contract, the Fund X-XI Joint Venture delivered $1,500,000 to Wells Development as an earnest money deposit (the "Cort Earnest Money"). The Partnership contributed $750,000 of the Cort Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 31, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%; and Wells Fund X contributed $750,000 of the Cort Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 31, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%. Wells Development contributed the Cort Earnest Money it received from the Fund X-XI Joint Venture to the Cort Joint Venture as its initial capital contribution of $1,500,000, and Wells OP simultaneously contributed $168,000 to the Cort Joint Venture as its initial capital contribution.

  The obligation of the Fund X-XI Joint Venture to purchase the Cort JV Interest under the Cort JV Contract is specifically conditioned upon the following items:
(i) the Cort Joint Venture shall have paid off the Cort Loan (described below) in full prior to the closing of the Cort JV Interest and the Cort Joint Venture shall own title to the Cort Furniture Building debt free at closing; (ii) the Fund X-XI Joint Venture shall have available to it at the date of closing sufficient funds raised by the Partnership and Wells Fund X from net offering proceeds available for investment in properties to fully fund the remainder of the purchase price of the Cort JV Interest; (iii) Wells Development shall have complied with all of the representations and warranties set forth in the Cort JV Contract including (a) that, at the closing of the Cort JV Interest, the Cort Joint Venture shall be the owner of good and marketable fee simple record title to the Cort Furniture Building subject only to certain permitted encumbrances,
(b) that there are no actions, suits or proceedings pending, or to the best of Wells Development's knowledge, threatened by any organization, person, individual or governmental agency against Wells Development which would impair its ability to convey the Cort JV Interest pursuant to the Cort JV Contract or against the Cort Furniture Building, (c) that no person or entity has any right or option to acquire the Cort JV Interest which will have any force or effect after the execution of the Cort JV Contract, other than the Fund X-XI Joint Venture, and (d) that Wells Development owns the Cort JV Interest free and clear of all liens, claims, pledges, options, adverse claims and charges of any nature whatsoever; (iv) the Fund X-XI Joint Venture shall receive evidence reasonably satisfactory to it that the land encompassing the Cort Furniture Building is free of Hazardous Materials; (v) the Fund X-XI Joint Venture shall receive evidence that Cort Furniture Rental Corporation continues to occupy the Cort Furniture Building as a tenant pursuant to the Cort Furniture Lease (as described below) paying rent on a current basis and that neither the landlord nor the tenant is in default under the Cort Furniture Lease; and (vi) the Fund X-XI Joint Venture shall have received any necessary consents for the admission of the Fund X-XI Joint Venture as a joint venture partner in the Cort Joint
Venture.   In the event that any of the foregoing conditions are not met on or prior to the date of closing of the Cort JV Interest, the Fund X-XI Joint Venture has the right to terminate the Cort JV Contract, in which event, it would be entitled to a refund of all of the Cort Earnest Money, except $25.00. As with the Fremont Earnest Money, the obligation of Wells Development to refund the Cort Earnest Money is an

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unsecured obligation of Wells Development that is guaranteed by Wells
Management. Since, as stated above, Wells Development and Wells Management have no substantial assets, there are no assurances that either Wells Development or Wells Management would be able to refund the entire amount of the Cort Earnest Money to the Fund X-XI Joint Venture. (See "RISK FACTORS -Risks Relating to Acquisition of Properties from Wells Development Corporation" contained in the Prospectus.)

THE FAIRCHILD BUILDING

  Purchase of the Fairchild Building.  On July 21, 1998, the Fremont Joint
  ----------------------------------
Venture acquired the Fairchild Building pursuant to the Fairchild Contract for a purchase price of $8,900,000. The Fremont Joint Venture incurred acquisition expenses including legal fees, title insurance fees, loan origination fees, appraisal fees and other closing costs of approximately $60,000. The Fremont Joint Venture used the $2,995,480 aggregate capital contributions described above to partially fund the purchase of the Fairchild Building. The Fremont Joint Venture also obtained a loan in the amount of $5,960,000 from NationsBank, N.A., the proceeds of which were used to fund the remainder of the cost of the Fairchild Building (the "Fairchild Loan").

  The Fairchild Loan.  The Fairchild Loan matures on July 21, 1999 (the
  ------------------
"Fairchild Maturity Date"), unless the Fremont Joint Venture exercises its option to extend the Fairchild Maturity Date to January 21, 2000. The interest rate on the Fairchild Loan is a variable rate per annum equal to the rate appearing on Telerate Page 3750 as the London InterBank Offered Rate (the "LIBOR Rate") for a thirty day period plus 220 basis points. Commencing on September 1, 1998, and on the first day of each calendar month thereafter continuing through and including the first day of the calendar month in which the Fairchild Maturity Date occurs, the Fremont Joint Venture is required to pay to NationsBank monthly installments of principal in the amount of $10,498 plus accrued interest. The Fairchild Loan is secured by a first mortgage against the Fairchild Building. In addition, Leo F. Wells, III (one of the General Partners) and Wells Development, an Affiliate of the Partnership and the General Partners, are co-guarantors of the Fairchild Loan.

  Closing of the Fremont JV Interest.  Under the Joint Venture Agreement of the
  ----------------------------------
Fremont Joint Venture, cash flow distributions will be paid to Wells OP and Wells Development in accordance with each such entity's equity interest in the Fremont Joint Venture based upon each entity's relative capital contribution to the Fremont Joint Venture. As of July 31, 1998, Wells OP held an approximately 33% equity interest and Wells Development held an approximately 67% equity interest in the Fremont Joint Venture. As additional offering proceeds are raised by the Wells REIT, it is anticipated that Wells OP will make additional capital contributions to the Fremont Joint Venture, which will be utilized to pay down the Fairchild Loan and will increase Wells OP's relative equity interest (and decrease Wells Development's relative equity interest) in the Fremont Joint Venture. Cash flow distributions payable by the Fremont Joint Venture to Wells Development shall be credited as a purchase price adjustment or paid to the Fund X-XI Joint Venture at the closing of the acquisition of the Fremont JV Interest from Wells Development, since Wells Development is prohibited from making any profit on the transaction during the holding period. The Fund X-XI Joint Venture will have no property rights in the Fairchild Building prior to closing nor any potential liability on the Fairchild Loan, which will be paid off prior to closing.

  At such time as sufficient funds have been raised, either in the Fund X-XI Joint Venture or the Wells REIT, or a combination thereof, to pay off the Fairchild Loan, the Fund X-XI Joint Venture shall close the acquisition of the Fremont JV Interest. This closing shall take place on or before July 21, 1999; however, the Fund X-XI Joint Venture has the right to extend the closing date for two successive periods of six months if sufficient cash has not been raised to pay off the Fairchild Loan. At the conclusion of such transaction, the Fund X-XI Joint Venture will be admitted to the Fremont Joint Venture as a joint venturer partner in the place of Wells Development. The ultimate equity percentage interests in the Fremont Joint Venture to be owned by the Fund X-XI Joint Venture and Wells OP are dependent upon the amount of offering proceeds which are raised in the future by the Partnership and by the Wells REIT and, accordingly, are indeterminable at this time.

  Description of the Fairchild Building.  The Fairchild Building is a two-story
  -------------------------------------
office and manufacturing building with 58,424 rentable square feet. The Fairchild Building is composed of painted concrete tilt-up wall panels, plaster walls with a clay tile covered mansard roof on the building's west and north sides and aluminum framed windows. Construction of the Fairchild Building was completed in 1985.

  The Fairchild Building is located at 47320 Kato Road on the corner of Kato Road and Auburn Road in the City of Fremont, California. The site is approximately 3.05 acres and is located in a commercial area composed of similar use buildings. The parking area surrounds the Fairchild Building and contains approximately 184 paved parking spaces.

  An independent appraisal of the Fairchild Building was prepared by CB Richard Ellis Appraisal Services, a division of CB Commercial, as of June 29, 1998, pursuant to which the market value of the land and the leased fee interest in the Fairchild Building subject to the Fairchild Lease (described below) was estimated to be $8,900,000. The value estimate contained in this appraisal was based upon a number of assumptions, including that the Fairchild Building will continue operating at a stabilized level with Fairchild occupying 100% of the rentable areas, and is not necessarily an accurate reflection of the fair market value of the property. The Fremont Joint Venture also obtained an environmental report prior to closing evidencing that the environmental condition of the land encompassing the Fairchild Building was satisfactory.

  Fremont is considered Alameda County's extension of Silicon Valley as it is home to a large number of high-technology manufacturing and new product development companies. Fremont, which is the second largest city in Alameda County and the fourth largest city in the Bay Area with a population of approximately 190,000, is 25 miles south of Oakland and 15 miles north of San Jose along Interstate 880. Fremont encompasses approximately 94 square miles and is the largest source of current and future growth and development in Alameda County due to its abundance of land relative to other areas and its location on the fringe of Silicon Valley.

  The Fremont Joint Venture will experience competition for its current tenant from owners and managers of various other office and manufacturing buildings located in the immediate area of the Fairchild Building, which could adversely affect the Fremont Joint Venture's ability to retain Fairchild as a tenant, and if necessary in the future, to attract and retain other tenants.

  The Fairchild Lease.  The entire 58,424 rentable square feet of the Fairchild
  -------------------
Building is currently under a net lease agreement dated September 19, 1997 (the "Fairchild Lease") with Fairchild Technologies U.S.A., Inc. ("Fairchild"). Fairchild took early possession of the second floor of the Fairchild Building on October 1, 1997 at a monthly base rental of $22,456. The Fairchild Lease commenced on December 1, 1997 (the "Rental Commencement Date") and expires on November 30, 2004, subject to Fairchild's right to extend the Fairchild Lease for an additional five-year period. Fairchild must give written notice of its intention to exercise said option not more than 180 days and not less than 90 days before the last day of the initial term of the Fairchild Lease. In the event that Fairchild vacates the Fairchild Building at the expiration of its current lease term, the Fremont Joint Venture would be required to find one or more new suitable tenants for the Fairchild Building at the then prevailing market rental rates.

  Fairchild is a global leader in the design and manufacture of production equipment for semiconductor and compact disk manufacturing. The semiconductor equipment group recently unveiled a new line of semiconductor wafer processing equipment which will provide alternatives to the traditional semiconductor chip production methods.

  Fairchild is a wholly-owned subsidiary of the Fairchild Corporation, a Delaware corporation ("Fairchild Corp"). Fairchild Corp is the largest aerospace fastener and fastening system manufacturer and is one of the largest independent aerospace parts distributors in the world. Fairchild Corp is a leading supplier to aircraft manufacturers such as Boeing, Airbus, Lockheed Martin, British Aerospace and Bombardier and to airlines such as Delta Airlines and U.S. Airways. The aerospace fastener segment accounted for approximately 51.4% of the company's net sales and the aerospace parts distribution segment accounted for approximately 35.9% of the company's net sales in fiscal year 1997. The obligations of Fairchild under the Fairchild Lease are guaranteed by Fairchild Corp, which reported total consolidated sales of in excess of $680 Million and a net worth of in excess of $232 Million for its fiscal year ended June 30, 1997.

  The monthly base rent payable under the Fairchild Lease is $68,128 through November 30, 1998. On each one-year anniversary of the Rental Commencement Date, the monthly base rent in effect for the preceding year shall be adjusted upward by a 3% increase. The monthly base rent during the first year of the extended term of the Fairchild Lease, if exercised by Fairchild, shall be 95% of the then fair market rental value of the Fairchild Building subject to the annual 3% increase adjustments. If Fairchild and the Fremont Joint Venture are unable to agree upon the fair rental value for the extended lease term, each party shall select an appraiser and the two appraisers shall establish the rent by agreement. Under the Fairchild Lease, Fairchild is responsible for all utilities, taxes, insurance and other operating costs with respect to the Fairchild Building during the term of the Fairchild Lease. Currently, the annual real estate taxes for the Fairchild Building are approximately $37,000. The Fremont Joint Venture, as landlord, is responsible for the maintenance and repair of the structural elements of the roof, bearing walls and foundation of the Fairchild Building.

  Under the terms of the Fairchild Lease, Fairchild is required to carry and maintain, at its own cost and expense, certain types of insurance in form acceptable to the Fremont Joint Venture, naming the Fremont Joint Venture as an additional insured. With respect to insurance against loss or damage to the Fairchild Building, Fairchild is required to name the Fremont Joint Venture as loss payee under its policy. Among other types of insurance, the Fairchild Lease requires that Fairchild maintain liability insurance coverage covering the leased premises and Fairchild's use thereof against claims for personal injury, death, property damage and product liability, in single limit amounts of not less than $2,000,000 per occurrence, and an equivalent form of insurance against loss or damage of the Fairchild Building, including earthquake insurance, in an amount not less than 100% of the actual replacement value of the building and improvements thereto. Management believes that the Fairchild Building is adequately insured against loss for property damage, personal injury and deaths of persons in or about the premises.

THE CORT FURNITURE BUILDING

  Purchase of the Cort Furniture Building.  On July 31, 1998, the Cort Joint
  ---------------------------------------
Venture acquired the Cort Furniture Building pursuant to the Cort Contract for a purchase price of $6,400,000. The Cort Joint Venture incurred acquisition expenses including legal fees, title insurance fees, loan origination fees, appraisal fees and other closing costs of approximately $63,000. In addition, at closing, the Cort Joint Venture paid $85,000 in real estate brokerage commissions to Collins Commercial and Daum Commercial Real Estate, neither of which are affiliated in any way with the Partnership or the General Partners. The Cort Joint Venture used the $1,668,000 aggregate capital contributions to partially fund the purchase of the Cort Furniture Building. The Cort Joint Venture obtained a loan in the amount of $4,875,000 from NationsBank, N.A., the proceeds of which were used to fund the remainder of the cost of the Cort Furniture Building (the "Cort Loan").

  The Cort Loan.  The Cort Loan matures on July 31, 1999 (the "Cort Maturity
  -------------
Date"), unless the Cort Joint Venture exercises its option to extend the Cort Maturity Date to January 31, 2000. The interest rate on the Cort Loan is a variable rate per annum equal to the rate appearing on Telerate Page 3750 as the LIBOR Rate for a thirty day period plus 220 basis points. Commencing on September 1, 1998, and on the first day of each calendar month thereafter continuing through and including the first day of the calendar month in which the Cort Maturity Date occurs, the Cort Joint Venture is required to pay to Nationsbank monthly installments of principal in the amount of $8,587 plus accrued interest. The Cort Loan is secured by a first mortgage against the Cort Furniture Building. Leo F. Wells, III and Wells Development are also co-guarantors of the Cort Loan.

  Closing of the Cort JV Interest.  Under the Joint Venture Agreement of the
  -------------------------------
Cort Joint Venture, cash flow distributions will be paid to Wells OP and Wells Development in accordance with each such entity's equity interest in the Cort Joint Venture based upon each entity's relative capital contribution to the Cort Joint Venture. As of July

31, 1998, Wells Development held an approximately 90% equity interest and Wells OP held an approximately 10% equity interest in the Cort Joint Venture. As additional offering proceeds are raised by the Wells REIT, it is anticipated that Wells OP will make additional capital contributions to the Cort Joint Venture, which will be utilized to pay down the Cort Loan and will increase Wells OP's relative equity interest (and decrease Wells Development's relative equity interest) in the Cort Joint Venture. Cash flow distributions payable by the Cort Joint Venture to Wells Development shall be credited as a purchase price adjustment or paid to the Fund X-XI Joint Venture at the closing of the acquisition of the Cort JV Interest from Wells Development, since Wells Development is prohibited from making any profit on the transaction during the holding period. The Fund X-XI Joint Venture will have no property rights in the Cort Furniture Building prior to closing nor any potential liability on the Cort Loan, which shall be paid off prior to closing.


  At such time as sufficient funds have been raised, either in the Fund X-XI Joint Venture or the Wells REIT, or a combination thereof, to pay off the Cort Loan on the Cort Furniture Building, the Fund X-XI Joint Venture shall close the acquisition of the Cort JV Interest. This closing shall take place on or before July 31, 1999; however, the Fund X-XI Joint Venture has the right to extend the closing date for two successive periods of six months if sufficient cash has not been raised to pay off the Cort Loan. At the conclusion of such transaction, the Fund X-XI Joint Venture will be admitted to the Cort Joint Venture as a joint venture partner in the place of Wells Development. The ultimate equity percentage interests in the Cort Joint Venture to be owned by the Fund X-XI Joint Venture and Wells OP are dependent upon the amount of offering proceeds which are raised in the future by the Partnership and by the Wells REIT and, accordingly, are indeterminable at this time.

  Description of the Cort Furniture Building.  The Cort Furniture Building is a
  ------------------------------------------
single-story office and warehouse building with 52,000 rentable square feet comprised of an 18,000 square foot office and open showroom area and a 34,000 square foot warehouse area. The Cort Furniture Building's foundation is shallow reinforced concrete spread footings under load bearing columns with floor slabs consisting of four inch thick reinforced concrete slab. The exterior walls of the Cort Furniture Building are load bearing concrete tilt-wall panels. The roof framing is composed of one-half inch thick plywood decking supported by glu-lam beams and wood joyces. The main entrance of the Cort Furniture Building consists of covered walkways. The site contains approximately 150 paved parking spaces. Construction of the Cort Furniture Building was completed in 1975.

  An independent appraisal of the Cort Furniture Building was prepared by Cushman Wakefield, real estate appraisers and consultants, as of July 1, 1998, pursuant to which the market value of the land and the leased fee interest in the Cort Furniture Building subject to the Cort Furniture Lease (described below) was estimated to be $6,400,000. The value estimate contained in this appraisal was based upon a number of assumptions, including that the Cort Furniture Building will continue operating at a stabilized level with Cort occupying 100% of the rentable areas, and is not necessarily an accurate reflection of the fair market value of the property. The Cort Joint Venture also obtained an environmental report prior to closing evidencing that the environmental condition of the land encompassing the Cort Furniture Building was satisfactory.

  The Cort Furniture Building is located at 10700 Spencer Street on the southeast corner of Spencer Avenue and Mt. Langley Street adjacent on the south side to Interstate 405 (with good freeway exposure) located in the City of Fountain Valley, Orange County, California. The site consists of two parcels of land totalling approximately 3.65 acres and is located in an established, built-out industrial pocket within the southeastern region of the city. The site is located approximately four miles West of the John Wayne Airport.

  Fountain Valley is considered an established bedroom community which is characterized by a family-oriented, affluent resident population. The city is located on the fringe of one of the county's major regional employment centers. Most development within the immediate area consists of mid-sized warehouse distribution facilities, garden office buildings, corporate headquarter facilities, small incubator industrial parks and various retail showroom buildings. Fountain Valley encompasses approximately 9.75 square miles and is considered to be in the stable stage of its life cycle with relatively little vacant land parcels available for development. While the population of Fountain Valley as of 1997 was approximately 55,000 residents, Orange County had a population in excess of

2.6 million. Orange County employs about 10% of the state's workers despite having only about 8% of the state's population.

  The Cort Joint Venture will experience competition for its current tenant from owners and managers from various other office and warehouse buildings located in the immediate area of the Cort Furniture Building which could adversely affect the Cort Joint Venture's ability to retain Cort as a tenant, and if necessary in the future, to attract and retain other tenants.

  The Cort Furniture Lease.  The entire 52,000 rentable square feet of the Cort
  ------------------------
Furniture Building is currently under a net lease agreement dated October 25, 1988 (The "Cort Furniture Lease") with Cort Furniture Rental Corporation, a New York corporation ("Cort"). Cort uses the Cort Furniture Building as its regional corporate headquarters with an attached clearance showroom and warehouse storage areas. The Cort Furniture Building was originally developed for and occupied by Mary Kay Cosmetics as its regional corporate headquarters. In March 1988, the Cort Furniture Building was leased to Cort. Subsequently, Cort exercised an option to purchase the property in mid-1988. In October 1988, Cort sold the property to Spencer and leased back the property for a 15 year term at an initial lease rate of $0.914 per square foot per month (on a triple net basis).

  The Cort Furniture Lease commenced on November 1, 1988 (the "Rental Commencement Date") and contains a lease term of 15 years expiring on October 31, 2003. Cort has an option to extend the Cort Furniture Lease for an additional five-year period of time. Such option must be exercised by Cort in a written notice delivered to the Cort Joint Venture at least one year prior to the expiration of the then current lease term. In the event that Cort vacates the Cort Furniture Building at the expiration of its current lease term, the Cort Joint Venture would be required to find one or more suitable tenants for the Cort Furniture Building at the then prevailing market rental rates.

  Cort is a wholly owned subsidiary of Cort Business Services Corporation, a New York Stock Exchange Company trading under the symbol CBZ ("Cort Business Services"). Cort Business Services is the largest and only national provider of high-quality office and residential rental furniture and related accessories. Cort Business Services has operations that cover 32 states and the District of Columbia, including 109 rental showrooms, 72 clearance centers and 72 distribution centers. The obligations of Cort under the Cort Furniture Lease are guaranteed by Cort Business Services, which reported net income of in excess of $22 million on total consolidated revenue of in excess of $287 million, and reported a net worth of in excess of $149 million for its fiscal year ended December 31, 1997.

  The monthly base rent payable under the Cort Furniture Lease is $63,247 through April 30, 2001 at which time the monthly base rent will be increased 10% to $69,574 for the remainder of the lease term. The monthly base rent during the first year of the extended term shall be 90% of the then fair market rental value of the Cort Furniture Building, but will be no less than the rent in the 15th year of the Cort Furniture Lease. If Cort and the Cort Joint Venture are unable to agree upon a fair rental value for the extended lease term, each party shall select an appraiser and the two appraisers shall provide appraisals on the Cort Furniture Building. If the appraisal values established are within 10% of each other, the average of such appraised value shall be the fair market rental value. If said appraisals are varied by more than 10%, the two appraisers shall appoint a third appraiser and the middle appraisal of the three shall be the fair rental value. Under the Cort Furniture lease, Cort is responsible for all utilities, taxes, insurance and other operating costs with respect to the Cort Furniture Building during the term of the Cort Furniture Lease. The estimated annual real estate taxes on the Cort Furniture Building are $38,040. The Cort Joint Venture, as landlord, is responsible for the maintenance and repair of the structural portions of the exterior walls and the foundation of the Cort Furniture Building, but shall not include painting or installing, maintaining or repairing wall or floor coverings.

  Under the terms of the Cort Furniture Lease, the Cort Joint Venture is responsible for carrying and maintaining liability insurance covering the leased premises including claims for personal injury, death, property damage and product liability, in single limit amounts of not less than $1,000,000. The insurance against property damage to the Cort Furniture Building shall be in an amount not less than 100% of the actual replacement value of the building and improvements thereto. The cost of said insurance is billed on a monthly basis to the tenant. Cort is required to maintain property insurance for its personal property on the premises, including all inventory, equipment, fixtures and tenant improvements that have not become a part of the premises, in an amount equal to the full replacement value of such personal property. Pursuant to the terms of the Cort Loan, the Cort Joint Venture is required to carry and maintain earthquake insurance on the Cort Furniture Building for the full replacement value of the building. Management believes that the Cort Furniture Building is adequately insured against loss for property damage, personal injury and deaths of persons in or about the premises.

PROPERTY MANAGEMENT FEES

  Iomega Building.  Wells Management Company, Inc. ("Wells Management"), an
  ---------------
Affiliate of the General Partners and the Partnership, has been retained to manage and lease all of the properties currently owned by the IX-X-XI-REIT Joint Venture, including the Iomega Building. While the Partnership and the Wells REIT are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 4.5% of gross revenues, Wells Fund IX and Wells Fund X are authorized to pay aggregate management and leasing fees to Wells Management in the amount of 6% of gross revenues. Since, as of August 1, 1998, Wells Fund IX and Wells Fund X held an aggregate 89.4% ownership percentage interest in the IX-X-XI-REIT Joint Venture, while the Partnership and the Wells REIT held an aggregate 10.6% ownership percentage interest in the IX-X-XI-REIT Joint Venture, 89.4% of the gross revenues of the IX-X-XI-REIT Joint Venture are subject to a 6% property management and leasing fee, while 10.6% of the gross revenues of the IX-X-XI-REIT Joint Venture are subject to a 4.5% property management and leasing fee.

  Fairchild and Cort Furniture Buildings.  Wells Management has also been
  --------------------------------------
retained to manage and lease the Fairchild Building and the Cort Furniture Building. The Cort Joint Venture and the Cort Joint Venture shall each pay 4.5% of gross revenues of these buildings to Wells Management for property management and leasing services.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

  The information contained on page 57 in the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section of the Prospectus is revised as of the date of this Supplement by the deletion of the first paragraph of that section and the insertion of the following paragraph in lieu thereof:

            The Partnership commenced operations on March 3, 1998, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 Units). As of August 10, 1998, the Partnership had raised a total of $8,283,613 in offering proceeds (828,361 Units), comprised of $6,669,723 raised from the sale of Class A Status Units (666,972 Class A Status Units) and $1,613,890 raised from the sale of Class B Status Units (161,389 Class B Status Units). After the payment of $289,926 in acquisition and advisory fees and acquisition expenses, the payment of $1,035,452 in selling commissions and organizational and offering expenses, capital contributions of $2,482,810 to the IX-X-XI-REIT Joint Venture and capital contributions of $1,750,000 to the Fund X-XI Joint Venture, as of August 10, 1998, the Partnership was holding net offering proceeds of $2,725,425 available for investment in additional properties.

FINANCIAL STATEMENTS

  The financial statements of the Iomega Building, the Fairchild Building and the Cort Furniture Building for the year ended December 31, 1997, included herein as Appendix I to this Supplement No. 3, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein upon the authority of said firm as experts in giving said reports. The pro forma financial information for Wells Real Estate Fund XI, L.P. for the year ended December 31, 1997 and for the six month period ended June 30, 1998, and the financial statements of the Iomega Building, the Fairchild Building and the Cort Furniture Building for the six month period ended June 30, 1998, which are included in Appendix I to this Supplement No. 3, have not been audited.

                                                            APPENDIX F

                         INDEX TO FINANCIAL STATEMENTS

                                                                 Page
                                                                 ----
IOMEGA BUILDING
   Audited Financial Statements
      Report of Independent Public Accountants                    F-1
      Statement of Revenues Over Certain Operating Expenses
      for the year ended December 31, 1997 (Audited) and for
      the six months ended June 30, 1998 (Unaudited)              F-2
      Notes to Statement of Revenues Over Certain Operating
      Expenses for the year ended December 31, 1997 (Audited)
      and for the six months ended June 30, 1998 (Unaudited)      F-3

CORT FURNITURE BUILDING
   Audited Financial Statements
      Report of Independent Public Accountants                    F-5
      Statement of Revenues Over Certain Operating Expenses
      for the year ended December 31, 1997 (Audited) and for
      the six months ended June 30, 1998 (Unaudited)              F-6
      Notes to Statement of Revenues Over Certain Operating
      Expenses for the year ended December 31, 1997 (Audited)
      and for the six months ended June 30, 1998 (Unaudited)      F-7

FAIRCHILD BUILDING
   Audited Financial Statements
      Report of Independent Public Accountants                    F-9
      Statement of Revenues Over Certain Operating Expenses
      for the year ended December 31, 1997 (Audited) and for
      the six months ended June 30, 1998 (Unaudited)             F-10
      Notes to Statement of Revenues Over Certain Operating
      Expenses for the year ended December 31, 1997 (Audited)
      and for the six months ended June 30, 1998 (Unaudited)     F-11

WELLS REAL ESTATE FUND XI, L.P.
   Unaudited Pro Forma Financial Statements
      Summary of Unaudited Pro Forma Financial Statements        F-13
      Pro Forma Balance Sheet as of June 30, 1998                F-14
      Pro Forma Statement of Income for the year ended
      December 31, 1997                                          F-15
      Pro Forma Statement of Income for the six months ended
      June 30, 1998                                              F-16

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Wells Real Estate Fund XI, L.P. and
Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over certain operating expenses for the IOMEGA BUILDING for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Iomega Building after acquisition by Fund IX, X, XI, and REIT Joint Venture (a joint venture between Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P. and Wells Operating Partnership, L.P.). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Iomega Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Iomega Building for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

                                        /s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
August 6, 1998

                                IOMEGA BUILDING


                      STATEMENTS OF REVENUES OVER CERTAIN

                               OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998


                                                           1997         1998
                                                         --------     --------
                                                                     (Unaudited)

RENTAL REVENUES                                          $552,828     $276,414

OPERATING EXPENSES, NET OF REIMBURSEMENTS                  (1,426)       9,750
                                                         --------     --------
REVENUES OVER CERTAIN OPERATING EXPENSES                 $554,254     $266,664
                                                         ========     ========

        The accompanying notes are an integral part of these statements.

                                IOMEGA BUILDING


                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   DESCRIPTION OF REAL ESTATE PROPERTY ACQUIRED

   On July 1, 1998, Wells Real Estate Fund X, L.P. ("Fund X") contributed a single-story warehouse and office building with 108,000 rentable square feet (the "Iomega Building") to the Fund IX, Fund X, Fund XI, and REIT Joint Venture ("IX-X-XI-REIT Joint Venture") (a Georgia joint venture) as a capital contribution. Fund X was credited with making a capital contribution to the IX-X-XI-REIT Joint Venture in the amount of $5,050,425, which represents the purchase price of $5,025,000 plus acquisition expenses of $25,425 originally paid by Fund X for the Iomega Building on April 1, 1998. As of August 1, 1998, Fund X had made total capital contributions to the IX-X-XI-REIT Joint Venture of $18,410,965 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 49.9%; Wells Real Estate Fund IX, L.P. had made total capital contributions to the IX-X-XI-REIT Joint Venture of $14,571,686 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 39.5%; Wells Operating Partnership, L.P. had made total capital contributions to the IX-X-XI-REIT Joint Venture of $1,421,466 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 3.9%; and Wells Real Estate Fund XI, L.P. had made total capital contributions to the IX-X-XI-REIT Joint Venture of $2,482,810 and held an equity percentage interest in the IX-X-XI-REIT Joint Venture of 6.7%.

   The building is 100% occupied by one tenant with a ten year lease term that expires on July 31, 2006. The monthly base rent payable under the lease is $40,000 through November 12, 1999. Beginning on the 40th and 80th months of the lease term, the monthly base rent payable under the lease will be increased to reflect an amount equal to 100% of the increase in the Consumer Price Index (as defined in the lease) during the preceding 40 months; provided however, that in no event shall the base rent be increased with respect to any one year by more than 6% or by less than 3% per annum, compounded annually, on a cumulative basis from the beginning of the lease term. The lease is a triple net lease, whereby the terms require the tenant to reimburse the IX-X-XI-REIT Joint Venture for certain operating expenses, as defined in the lease, related to the building.

   RENTAL REVENUES

   Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2. BASIS OF ACCOUNTING

   The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as depreciation and management fees, not comparable to the operations of the Iomega Building after acquisition by the IX-X-XI-REIT Joint Venture.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Wells Real Estate Fund XI, L.P. and
Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over certain operating expenses for the CORT FURNITURE BUILDING for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Cort Furniture Building after acquisition by the Cort Joint Venture (a joint venture between Wells Operating Partnership, L.P. and Wells Development Corporation). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Cort Furniture Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Cort Furniture Building for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                       /s/ Arthur Andersen LLP

Atlanta, Georgia
August 6, 1998

                            CORT FURNITURE BUILDING


                      STATEMENTS OF REVENUES OVER CERTAIN

                               OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998




                                                                                         1997               1998
                                                                                      -----------       -----------
                                                                                                        (Unaudited)
RENTAL REVENUES                                                                         $771,618          $385,809

OPERATING EXPENSES                                                                        16,408             4,104
                                                                                        --------          --------
REVENUES OVER CERTAIN OPERATING EXPENSES                                                $755,210          $381,705
                                                                                        ========          ========



       The accompanying notes are an integral part of these statements.

                            CORT FURNITURE BUILDING

                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   DESCRIPTION OF REAL ESTATE PROPERTY ACQUIRED

   The Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc, entered into a Joint Venture Agreement known as Wells/Orange County Associates ("Cort Joint Venture") with Wells Development Corporation. On July 31, 1998, the Cort Joint Venture acquired the Cort Furniture Building, a 52,000-square-foot warehouse and office building located in Fountain Valley, California, for a purchase price of $6,400,000 plus acquisition expenses of approximately $150,000. The Cort Joint Venture used the $1,668,000 aggregate capital contributions described below to partially fund the purchase of the Cort Furniture Building. The Cort Joint Venture obtained a loan in the amount of $4,875,000 from NationsBank, N.A., the proceeds of which were used to fund the remainder of the cost of the Cort Furniture Building (the "Cort Loan"). The Cort Loan matures on July 31, 1999 (the "Cort Maturity Date"), unless the Cort Joint Venture exercises its option to extend the Cort Maturity Date to January 31, 2000. The interest rate on the Cort Loan is a variable rate per annum equal to the rate appearing on Telerate Page 3750 as the LIBOR Rate for 30-day period plus 220 basis points.

   The building is 100% occupied by one tenant with a 15-year lease term that commenced on November 1, 1988 and expires on October 31, 2003. The monthly base rent payable under the lease is $63,247 through April 30, 2001 at which time the monthly base rent will be increased 10% to $69,574 for the remainder of the lease term. The lease is a triple net lease, whereby the terms require the tenant to reimburse the Cort Joint Venture for certain operating expenses, as defined in the lease, related to the building.

   ACQUISITION OF THE CORT JOINT VENTURE INTEREST

   Wells Real Estate Fund XI, L.P. ("Wells Fund XI") entered into a Joint Venture Agreement with Wells Real Estate Fund X, L.P. ("Wells Fund X") known as Fund X and Fund XI Associates ("Fund X-XI Joint Venture") for the purpose of the acquisition, ownership, leasing, operation, sale and management of real properties, and interests in real properties, including but not limited to, the acquisition of equity interests in the Cort Joint Venture.

   On July 30, 1998, the Fund X-XI Joint Venture entered into an Agreement for the Purchase and Sale of Joint Venture Interest (the "Cort JV Contract") with Wells Development. Pursuant to the Cort JV Contract, the Fund X-XI Joint Venture contracted to acquire Wells Development's interest in the Cort Joint Venture (the "Cort JV Interest") which, at closing, will result in the Fund X-XI Joint Venture becoming a joint venture partner with Wells OP in the ownership of the Cort Furniture Building. Wells Fund X, Wells OP and Wells Development are all affiliates of Wells Fund XI.

   At the time of entering into the Cort JV Contract, the Fund X-XI Joint Venture delivered $1,500,000 to Wells Development as an earnest money deposit (the "Cort Earnest Money"). Wells Fund XI contributed $750,000 of the Cort Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 31, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%; and Wells Fund X contributed $750,000 of the Cort Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 31, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%. Wells Development contributed the Cort Earnest Money it received from the Fund X-XI Joint Venture to the Cort Joint Venture as its initial capital contribution, and Wells OP simultaneously contributed $168,000 to the Cort Joint Venture as its initial capital contribution.

   Cash flow distributions allocable by the Cort Joint Venture to Wells Development will be credited as a purchase price adjustment or paid to the Fund X-XI Joint Venture at the closing of the acquisition of the Cort JV Interest from Wells Development since Wells Development is prohibited from making any profit on the transaction during the holding period. The Fund X-XI Joint Venture will have no property rights in the Cort Building prior to closing nor any potential liability on the Cort Loan, which will be paid off prior to closing.

   RENTAL REVENUES

   Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2. BASIS OF ACCOUNTING

   The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as interest, depreciation, and management fees, not comparable to the operations of the Cort Furniture Building after acquisition by the Cort Joint Venture.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Wells Real Estate Fund XI, L.P. and
Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying statement of revenues over certain operating expenses for the FAIRCHILD BUILDING for the year ended December 31, 1997. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Fairchild Building after acquisition by the Fremont Joint Venture (a joint venture between Wells Operating Partnership, L.P. and Wells Development Corporation). The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Fairchild Building's revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses presents fairly, in all material respects, the revenues over certain operating expenses of the Fairchild Building for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                       /s/ Arthur Andersen LLP

Atlanta, Georgia
August 6, 1998

                               FAIRCHILD BUILDING

                      STATEMENTS OF REVENUES OVER CERTAIN

                               OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                                                         1997               1998
                                                                                      -----------       -----------
                                                                                                        (Unaudited)
RENTAL REVENUES                                                                         $220,090          $440,178

OPERATING EXPENSES                                                                        67,573            10,420
                                                                                        --------          --------
REVENUES OVER CERTAIN OPERATING EXPENSES                                                $152,517          $429,758
                                                                                        ========          ========



        The accompanying notes are an integral part of these statements.

                               FAIRCHILD BUILDING

                        NOTES TO STATEMENTS OF REVENUES

                        OVER CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1998

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   DESCRIPTION OF REAL ESTATE PROPERTY ACQUIRED

   The Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc., entered into a Joint Venture Agreement known as Wells/Fremont Associates ("Fremont Joint Venture") with Wells Development Corporation. On July 21, 1998, the Fremont Joint Venture acquired the Fairchild Building, a 58,424-square-foot warehouse and office building located in Fremont, California, for a purchase price of $8,900,000 plus acquisition expenses of approximately $60,000. The Fremont Joint Venture used the $2,995,480 aggregate capital contributions described below to partially fund the purchase of the Fairchild Building. The Fremont Joint Venture obtained a loan in the amount of $5,960,000 from NationsBank, N.A., the proceeds of which were used to fund the remainder of the cost of the Fairchild Building (the "Fairchild Loan"). The Fairchild Loan matures on July 21, 1999 (the "Fairchild Maturity Date"), unless the Fremont Joint Venture exercises its option to extend the Fairchild Maturity Date to January 21, 2000. The interest rate on the Fairchild Loan is a variable rate per annum equal to the rate appearing on Telerate Page 3750 as the LIBOR Rate for a 30-day period plus 220 basis points.

   The building is 100% occupied by one tenant with a seven-year lease term that commenced on December 1, 1997 (with an early possession date of October 1, 1997) and expires on November 30, 2004. The monthly base rent payable under the lease is $68,128 with a 3% increase on each anniversary of the commencement date. The lease is a triple net lease, whereby the terms require the tenant to reimburse Wells/Fremont for certain operating expenses, as defined in the lease, related to the building. Prior to October 1, 1997, the building was unoccupied and all operating expenses were paid by the former owner of the Fairchild Building.

   ACQUISITION OF THE FREMONT JOINT VENTURE INTEREST

   Wells Real Estate Fund XI, L.P. ("Wells Fund XI") entered into a Joint Venture Agreement with Wells Real Estate Fund X, L.P. ("Wells Fund X") known as Fund X and Fund XI Associates ("Fund X-XI Joint Venture") for the purpose of the acquisition, ownership, leasing, operation, sale and management of real properties, and interests in real properties, including but not limited to, the acquisition of equity interests in the Fremont Joint Venture.

   On July 17, 1998, the Fund X-XI Joint Venture entered into an Agreement for the Purchase and Sale of Joint Venture Interest (the "Fremont JV Contract") with Wells Development. Pursuant to the Fremont JV Contract, the Fund X-XI Joint Venture contracted to acquire Wells Development's interest in the Fremont Joint Venture (the "Freemont JV Interest") which, at closing, will result in the Fund X-XI Joint Venture becoming a joint venture partner with Wells OP in the ownership of the Fairchild Building. Wells Fund X, Wells OP and Wells Development are all affiliates of Wells Fund XI.

   At the time of the entering into the Fremont JV Contract, the Fund X-XI Joint Venture delivered $2,000,000 to Wells Development as an earnest money deposit (the "Fremont Earnest Money"). Wells Fund XI contributed $1,000,000 of the Fremont Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 21, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%; and Wells Fund X contributed $1,000,000 of the Fremont Earnest Money as a capital contribution to the Fund X-XI Joint Venture and, as of July 21, 1998, held an equity percentage interest in the Fund X-XI Joint Venture of 50%. Wells Development contributed the Fremont Earnest Money it received from the Fund X-XI Joint Venture to the Fremont Joint Venture as its initial capital contribution, and Wells OP simultaneously contributed $995,480 to the Fremont Joint Venture as its initial capital contribution.

   Cash flow distributions allocable by the Fremont Joint Venture to Wells Development will be credited as a purchase price adjustment or paid to the Fund X-XI Joint Venture at the closing of the acquisition of the Fremont JV Interest from Wells Development since Wells Development is prohibited from making any profit on the transaction during the holding period. The Fund X-XI Joint Venture will have no property rights in the Fairchild Building prior to closing nor any potential liability on the Fairchild Loan, which will be paid off prior to closing.

   RENTAL REVENUES

   Rental income from the lease is recognized on a straight-line basis over the life of the lease.

2. BASIS OF ACCOUNTING

   The accompanying statement of revenues over certain operating expenses is presented on the accrual basis. This statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses, such as interest, depreciation, and management fees, not comparable to the operations of the Fairchild Building after acquisition by Wells/Fremont.

                        WELLS REAL ESTATE FUND XI, L.P.

                   (UNAUDITED PRO FORMA FINANCIAL STATEMENTS)

The following unaudited pro forma balance sheet as of June 30, 1998 and the pro forma statements of income for the year ended December 31, 1997 and the six months ended June 30, 1998 have been prepared to give effect to the following transactions as if each occurred as of June 30, 1998 with respect to the balance sheet and on January 1, 1997 with respect to the statements of income: (i) Wells Real Estate Fund XI's adjusted equity interest in the Fund IX, Fund X, Fund XI, and REIT Joint Venture ("Joint Venture") (a joint venture between Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P., and Wells Operating Partnership, L.P. and formerly Fund IX-Fund X Associates) after giving effect to the Joint Venture's acquisition of the Lucent Building and the contribution by Wells Real Estate Fund X, L.P. of the Iomega Building to the Joint Venture, (ii) the earnest money deposit to Wells/Fremont Associates relating to the acquisition of the Fairchild Building, and (iii) the earnest money deposit to Wells/Orange County Associates relating to the acquisition of the Cort Furniture Building.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated at the beginning of the period presented.

The pro forma financial statements are based on available information and certain assumptions that management believes are reasonable. Final adjustments may differ from the pro forma adjustments herein.

                        WELLS REAL ESTATE FUND XI, L.P.


                            PRO FORMA BALANCE SHEET

                                 JUNE 30, 1998

                                  (UNAUDITED)

                                              WELLS
                                           REAL ESTATE
                                             FUND XI,      PRO FORMA          PRO FORMA
                                               L.P.       ADJUSTMENTS           TOTAL
                                           ----------     -----------        ----------
ASSETS:
 Investment in joint venture               $2,571,107     $         0        $2,571,107
 Cash and cash equivalents                  3,101,364      (1,750,000)(a)     1,351,364
 Deferred project costs                       126,751               0           126,751
 Deferred offering costs                      318,723               0           318,723
 Prepaid expenses and other assets             20,000       1,750,000 (a)     1,770,000
 Due from affiliates                           26,736               0            26,736
                                           ----------     -----------        ----------
       Total assets                        $6,164,681               0        $6,164,681
                                           ==========     ===========        ==========

LIABILITIES:
 Sales commissions payable                 $   29,029     $         0        $   29,029
 Due to affiliates                            329,307               0           329,307
                                           ----------     -----------        ----------
       Total liabilities                      358,336               0           358,336
                                           ----------     -----------        ----------
PARTNERS' CAPITAL:
 General partners                                 427               0               427
 Original limited partner                         100               0               100
 Limited partners:
   Class A                                  4,524,824               0         4,524,824
   Class B                                  1,280,994               0         1,280,994
                                           ----------     -----------        ----------
       Total partners' capital              5,806,345               0         5,806,345
                                           ----------     -----------        ----------
       Total liabilities and partners'
         capital                           $6,164,681     $         0        $6,164,681
                                           ==========     ===========        ==========

       (a) Reflects a refundable earnest money deposit paid to Wells Development Corporation relating to the purchase of the Fairchild Building ($1,000,000) and the Cort Furniture Building ($750,000) by the Fremont Joint Venture and the Cort Joint Venture, respectively.

                        WELLS REAL ESTATE FUND XI, L.P.


                         PRO FORMA STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

                                                WELLS
                                             REAL ESTATE                     PRO
                                               FUND XI,     PRO FORMA       FORMA
                                                 L.P.      ADJUSTMENTS      TOTAL
                                               --------     --------       --------
REVENUES:
 Equity in income of joint venture                $0        $ 21,202(a)    $ 21,202
                                               ========     ========       ========
NET LOSS ALLOCATED TO GENERAL
 PARTNERS
                                                   0        $   (156)      $   (156)
                                               ========     ========       ========
NET INCOME ALLOCATED TO CLASS A
 LIMITED PARTNERS
                                                   0        $ 36,774       $ 36,774
                                               ========     ========       ========
NET LOSS ALLOCATED TO CLASS B
 LIMITED PARTNERS                                 $0        $(15,416)      $(15,416)
                                               ========     ========       ========


       (a) Reflects Wells Real Estate Fund XI's 6.7% equity in earnings of Fund IX, Fund X, Fund XI, and REIT Joint Venture, which totaled $316,445 after giving effect to the contribution by Wells Real Estate Fund X of the Iomega Building to the Joint Venture. The pro forma adjustments result from rental revenues less operating expenses, management fees, and depreciation expense.

                        WELLS REAL ESTATE FUND XI, L.P.


                         PRO FORMA STATEMENT OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                  (UNAUDITED)

                                                      WELLS
                                                   REAL ESTATE                        PRO
                                                     FUND XI,      PRO FORMA         FORMA
                                                       L.P.       ADJUSTMENTS        TOTAL
                                                   -----------    -----------       -------
REVENUES:
 Equity in income of joint venture                   $11,581        $ 57,289 (a)   $ 68,870
 Interest income                                      77,028               0         77,028
                                                     -------        --------       --------
                                                      88,609          57,289        145,898
                                                     -------        --------       --------
EXPENSES:
 Legal and accounting                                 23,014               0         23,014
 Computer costs                                          697               0            697
 Printing and notebooks                                4,592               0          4,592
 Other                                                 2,345               0          2,345
 Administrative salaries                               4,732               0          4,732
 Office expense                                        1,807               0          1,807
 Postage                                                 730               0            730
                                                     -------        --------       --------
                                                      37,917               0         37,917
                                                     -------        --------       --------
NET INCOME                                           $50,692        $ 57,289       $107,981
                                                     =======        ========       ========

NET LOSS ALLOCATED TO GENERAL PARTNER                $   (73)       $   (404)      $   (477)
                                                     =======        ========       ========

NET INCOME ALLOCATED TO CLASS A LIMITED
 PARTNERS                                            $57,947        $ 97,734       $155,681
                                                     =======        ========       ========

NET LOSS ALLOCATED TO CLASS B LIMITED
 PARTNERS                                            $(7,182)       $(40,041)      $(47,223)
                                                     =======        ========       ========

NET INCOME PER WEIGHTED AVERAGE CLASS A
 LIMITED PARTNER UNIT                                $  0.22        $   0.37       $   0.59
                                                     =======        ========       ========

NET LOSS PER WEIGHTED AVERAGE CLASS B
 LIMITED PARTNER UNIT                                $ (0.10)       $  (0.56)      $  (0.66)
                                                     =======        ========       ========



       (a) Reflects Wells Real Estate Fund XI's 6.7% equity in earnings of Fund IX, Fund X, Fund XI, and REIT Joint Venture, which totaled $855,066 after giving effect to the Joint Venture's acquisition of the Lucent Building and the contribution by Wells Real Estate Fund X of the Iomega Building to the Joint Venture. The pro forma adjustments result from rental revenues less operating expenses, management fees, and depreciation expense.